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                     THIS CONTRACT IS SUBJECT TO ARBITRATION
                    PURSUANT TO S.C. UNIFORM ARBITRATION ACT

                                  May 15, 1995


Mr. Frank W. Wingate
President
Bank of Greenville, N.A. (In Organization)
304 North Main Street
Anderson, South Carolina 29304


Dear Frank:

         In order to induce you to remain in the employ of First United Bancorporation, (the "Company") and/or one or more of its subsidiaries (all such employment being referred to herein as employment by the Company) and to assist you in being able to perform your duties without being distracted by the possible effect on you of a change in control of the Company, this letter agreement, which has been approved by the Board of Directors, sets forth the severance benefits which the Company agrees will be provided to you in the event your employment with the Company is terminated by the Company within the period specified herein.

1. This agreement shall commence on the date not more than five years after the date hereof that any person or group acting in concert acquires voting control of the Company, directly or indirectly, or the Company is merged with or becomes a subsidiary of any other company and shall continue in effect for two years thereafter; provided, however, that commencing on the second anniversary hereof and each anniversary thereafter, the term of this agreement shall automatically be extended for one additional year unless at least 90 days prior to such date the Company shall have given notice that the Company does not wish to extend this agreement.

2. Termination by the Company of your employment based on disability as a result of your incapacity due to physical or mental illness shall mean termination as defined in the Company's disability retirement plan in effect at that time.

3. Termination by you or by the Company based on retirement shall mean termination on your normal retirement date in accordance with the Company's retirement plan as may be in effect on your normal retirement date.

4. Termination by the Company of your employment for "Cause" shall mean termination upon (a) the willful and continued failure by you to perform substantially your present duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness) after a demand for substantial performance is delivered to you by the Chairman of the Board or President of the Company which specifically identifies the manner in which such executive believes that you have not substantially performed your duties, or (b) the willful engaging by you in misconduct which is materially and demonstrably injurious to the Company. For the purposes of this paragraph, no act, or failure to act, on your part shall be considered "willful" unless done, or omitted to be done, by you in bad faith and without reasonable belief that your action or omission was in, or not opposed to, the best interests of the


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Company.  Notwithstanding  the  foregoing,  you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of the conduct set forth above in (a) or (b) of this paragraph and specifying the particulars thereof in detail.

5. You may terminate this contract for cause if your salary or benefits are reduced or you are transferred to a different location or different duties or your status or responsibilities are significantly changed without your consent. Acceptance of any such change by you for a period of less than six months shall not be deemed to be consent unless you specifically consent to such change in writing. Consent to one change shall not constitute consent to any other changes. You may also terminate this contract for cause if the individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board shall be, for purposes of this sentence, considered as though he were a member of the Incumbent Board. You may terminate this contract without cause by giving Notice of Termination.

6. Any purported termination by the Company or by you shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

7. "Date of Termination" shall mean (a) if your employment is to be terminated for Disability, thirty days after Notice of Termination is given (provided that you shall not have returned to the performance of your duties on a full-time basis during such thirty day period), and (b) if your employment is to be terminated by the Company for Cause, the date on which a Notice of Termination is given, and (c) if your employment is to be terminated by you or by the Company for any other reason, the date no earlier than ninety days after the date on which a Notice of Termination is given, unless otherwise agreed by the party receiving the Notice of Termination. Notwithstanding anything in the foregoing to the contrary, if the party receiving the Notice of Termination has not previously agreed to the termination, then within thirty days after any Notice of Termination is given, the party receiving such Notice of Termination may notify the other party that a dispute exists concerning the termination, in which event the Date of Termination shall be the date set either by mutual written agreement of the parties or by the arbitrators in a proceeding as provided in Section 15 hereof.

8. If your employment shall be terminated for Cause, the Company shall pay you your full base salary through the Date of Termination at the rate in effect just prior to the time a Notice of Termination is given.

9. If your employment shall be terminated by physical or mental disability, you shall receive such benefits as are provided in the Company's disability plan then in effect.

10. If your employment is terminated by the Company other than for Cause or physical or mental disability, or terminated by you for cause pursuant to Paragraph 5 hereof the Company will pay to you

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your  salary for two years in a lump sum or monthly  at your  option,  provided, however, that, if the amount of such payment, or the present value of the monthly payments if elected, equal or exceed two times the base amount described in Section 380G of the Internal Revenue Code then the amount due hereunder shall be two times the base amount less $100. This will be deemed severance pay. You shall not be under any duty to mitigate damages and no income received by you
thereafter  shall  reduce  the  amount  due  you  hereunder.   For  purposes  of
determining the amount due you the term salary includes all direct compensation plus an amount sufficient for you to obtain medical, disability and life insurance coverage equivalent to that provided by the Company plus any amounts contributed to the Company pension plan on your behalf by the Company.

11. Nothing herein shall deprive you of any vested benefits that you have in the Company's retirement or other employee benefit plan.

12. This agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this agreement to your devisee, legatee or designee or, if there be no such designee, to your estate.

13. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in a writing signed by you and the Chairman of the Board or President of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or of compliance with, any condition or provision of this agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this agreement. The validity, interpretation, construction and performance of this agreement shall be governed by the laws of the State of South Carolina.

14. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision of this agreement, which shall remain in full force and effect.

15. Any dispute or controversy arising under or in connection with this agreement shall be settled exclusively by arbitration in Anderson, South
Carolina, by three arbitrators in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction; provided, however, that you shall be entitled to seek specific performance of your right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this agreement. The Company shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Section.

16. Should the Company merge with another corporation and the Company is not the surviving corporation in such a merger or consolidation, the Company will obtain as a condition of merger or consolidation assent to and assumption of this agreement by the corporation which will be the surviving corporate entity in such merger or consolidation. Upon such assumption the term Company shall mean the corporate entity which is the survivor of the merger or consolidation.


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         The  principal  purpose of this  agreement  is to protect  you  against changes in your pay or status resulting from changes in control of the Company as a consequence of a merger, consolidation or change in voting control of the Company.

         If this letter correctly sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.


                                             Sincerely,



                                             Mason Y. Garrett
                                             President
                                             First United Bancorporation


I agree to the terms of letter.

/s/Frank W. Wingate

Frank W. Wingate
May 15, 1995


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